Exhibit 6.14

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (“Agreement”) is made and entered into effective as of January 14, 2021 (“Effective Date”) by and between Arrived Holdings, Inc., a Delaware corporation (“Seller”) and Arrived Homes Series Chaparral, a series of Arrived Homes, LLC, a Delaware series limited liability company (“Buyer”). The Buyer and Seller are sometimes referred to in this Agreement together as the “Parties” and individually as a “Party.”

RECITALS

A. Seller is the sole member and owner of 100% of the membership interests (“Membership Interest”) in Arrived AR Chaparral, LLC, an Arkansas limited liability company (“Company”).

B. The Company is governed by the terms and conditions of the Limited Liability Company Agreement of the Company, and any and all amendments thereto (the “LLCA”). The LLCA does not require the consent of the Company for a transfer of the Membership Interest. While the Company has agreed to execute the First Amendment (defined below) to acknowledge and evidence the admission of Buyer as a member in the Company, it is not a Party to this Agreement.

C. Buyer desires to purchase from Seller, and Seller has agreed to sell to Buyer, the Membership Interest in accordance with the terms and condition of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I.
PURCHASE OF MEMBERSHIP interest

1.01 Purchase of Membership Interest. Pursuant to the terms and subject to the conditions of this Agreement, at Closing Buyer will purchase from Seller, and Seller will surrender and sell to Buyer, all of Seller’s right, title and interest in and to the Membership Interest. The transfer of the Membership Interest shall occur by operation of this Section 1.01, without a separate assignment of interests, and evidenced solely through the execution, by the Company and Buyer, of the First Amendment to Limited Liability Company Agreement in the form of Exhibit A attached hereto and incorporated herein (“First Amendment”).

1.02 Purchase Price and Payment. The total purchase price for the Membership Interest is one-hundred ninety-seven thousand, nine-hundred and sixty-five dollars ($197,965) (the “Purchase Price”). The Purchase Price shall be paid to Seller by delivery of a promissory note in the form of Exhibit B attached hereto and incorporated herein (“Promissory Note”).

MEMBERSHIP INTEREST PURCHASE AGREEMENT

1.03 Closing.

(a) Date and Location. The closing of this Agreement (“Closing”) shall take place on or before January 14, 2021 (the “Closing Date”) remotely by operation of Section 1.01 and the delivery of electronic signature pages to the First Amendment to the Company, and (ii) the delivery of the duly executed Promissory Note to Seller.

(b) Seller’s Deliveries. The transfer of the Membership Interest shall occur by operation of Section 1.01, without a separate assignment of interests. Conditioned upon (i) Seller’s receipt of the duly executed Promissory Note and (ii) the Company’s receipt of Buyer’s executed First Amendment, each as described in Section 1.03(c), Seller shall cause the Company to deliver to Buyer the First Amendment executed by the Company.

(c) Buyer’s Deliveries. Conditioned upon receipt of the First Amendment executed by the Company, Buyer shall (i) deliver to Seller the duly executed Promissory Note, and (ii) deliver to the Company the First Amendment executed by Buyer.

Article II.
REPRESENTATIONS AND WARRANTIES OF Seller

Seller hereby represents and warrants to Buyer, as of the Effective Date, as follows:

2.01 Ownership of Membership Interest. Seller is the sole owner of the Membership Interest free and clear of any right of first refusal or right of first offer, security interest, lien, pledge, option, charge, claim, agreement restricting transfer, voting or any other attribute of ownership, voting trust, proxy or other encumbrance, except as may be imposed by applicable securities laws or the LLCA (collectively, “Encumbrances”). At Closing, Buyer shall obtain good and valid title to the Membership Interest, free and clear of any Encumbrances.

2.02 Valid and Binding Agreement. Seller has full power and authority to complete the transaction contemplated by this Agreement and to execute this Agreement and the Assignment, each of which, when executed, shall be fully binding upon and enforceable against the Seller.

2.03 No Breach; No Consents Required. The execution, delivery and performance of this Agreement by Seller will not, to the best knowledge of Seller (a) violate or conflict with (i) any law, ordinance, principle of common law, regulation, statute or treaty, (ii) any judgment, injunction, writ, order, ruling, award or other decree, or (iii) any approval, consent, license, permit, waiver, registration or other governmental authorization; (b) conflict with, result in any breach of any of the provisions of, constitute a default (or any event that would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require the authorization, consent, approval, filing, waiver, exemption or other action by or notice to any person under (i) any contract or agreement, whether oral or written, that is binding upon or enforceable against Seller or the Membership Interest (other than the LLCA) or (ii) any approval, consent, license, permit, waiver, registration or other governmental authorization that is binding upon or enforceable against Seller or the Membership Interest; or (c) require any approval, consent, license, permit, waiver, registration or other governmental authorization.

MEMBERSHIP INTEREST PURCHASE AGREEMENT

Article III.
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller, as of the Effective Date, as follows:

3.01 Valid and Binding Agreement. Buyer has full power and authority to complete the transactions contemplated by this Agreement and to execute this Agreement and the First Amendment; each of which, when executed, shall be fully binding upon and enforceable against the Buyer.

3.02 No Breach; No Consents Required. The execution, delivery and performance of this Agreement by Buyer will not, to the best knowledge of Buyer (a) violate or conflict with any (i) law, ordinance, principle of common law, regulation, statute or treaty, (ii) any judgment, injunction, writ, order, ruling, award or other decree, or (iii) any approval, consent, license, permit, waiver, registration or other governmental authorization; (b) conflict with, result in any breach of any of the provisions of, constitute a default (or any event that would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require the authorization, consent, approval, filing, waiver, exemption or other action by or notice to any person under (i) any contract or agreement, whether oral or written, that is binding upon or enforceable against Buyer (other than the LLCA), or (ii) any approval, consent, license, permit, waiver, registration or other governmental authorization that is binding upon or enforceable against Buyer; or (c) require any approval, consent, license, permit, waiver, registration or other governmental authorization.

Article IV.
ADDITIONAL AGREEMENTS

4.01 Conditions to Closing. The obligations of Seller and Buyer under this Agreement are subject to the representations and warranties set forth in Article II and Article III, respectively, hereof being true at and as of both the Effective Date and the Closing.

4.02 Company Acknowledgement and Admission. In exchange for the benefits it will receive from Buyer becoming a Member, at Closing the Company shall execute the First Amendment to evidence the admission of Buyer as a member in the Company.

Article V.
INDEMNIFICATION

5.01 Survival; Right to Indemnification Not Affected By Knowledge. All representations, warranties, covenants and obligations contained in this Agreement or in any exhibits, schedules, certificates or other documents delivered or to be delivered by or on behalf of any Party pursuant to the terms of this Agreement will survive the Closing until the expiration of any applicable statute of limitations (including extensions of thereof). A Party’s right to indemnification under this Article V will not be affected by any investigation conducted by such Party or by any knowledge acquired (or capable of being acquired) by such Party, at any time (whether before or after the execution and delivery of this Agreement or the Closing), with respect to the accuracy or inaccuracy of any such representation or warranty or the breach of, or failure to perform or otherwise comply with, any such covenant or obligation.

MEMBERSHIP INTEREST PURCHASE AGREEMENT

5.02 Indemnification by Buyer. Buyer agrees to indemnify and hold harmless the Seller from and against any and all damages, losses, liabilities, fines, penalties, judgments, settlements, costs and expenses (including reasonable attorneys’ fees and other professional fees) actually and reasonably incurred by Seller as a result of or arising out of (a) any misrepresentation in any of the representations and warranties of Buyer contained in this Agreement or (b) any breach of, or failure to perform or otherwise comply with, any covenant or obligation of Buyer contained in this Agreement.

5.03 Indemnification by Seller. Seller agrees to indemnify and hold harmless Buyer from and against any and all damages, losses, liabilities, fines, penalties, judgments, settlements, costs and expenses (including reasonable attorneys’ fees and other professional fees) actually and reasonably incurred by Buyer as a result of or arising out of (a) any misrepresentation in any of the representations and warranties of Seller contained in this Agreement or (b) any breach of, or failure to perform or otherwise comply with, any covenant or obligation of Seller contained in this Agreement.

Article VI.
MISCELLANEOUS

6.01 Amendment in Writing. This Agreement may be amended, restated or otherwise modified only by a written instrument executed by the Parties.

6.02 Complete Agreement. This Agreement contains the complete and exclusive agreement between the Parties with respect to the subject matter of this Agreement, and supersedes any and all prior understandings, promises, agreements and representations, whether written or oral, by or between the Parties with respect to the subject matter of this Agreement.

6.03 Construction. The headings of the Articles, Sections and other divisions of this Agreement are included for convenience of reference only, and shall not limit or affect in any way the construction or interpretation of any terms, conditions or other provisions of this Agreement. Unless expressly provided otherwise, references in this Agreement to “Articles” and “Sections” are references to the corresponding articles and sections of this Agreement.

6.04 Severability. If any term, condition or other provision of this Agreement is held, by any court of competent jurisdiction, to be invalid or unenforceable, the remaining terms, conditions and other provisions of this Agreement will remain in full force and effect. Any term, condition or other provision of this Agreement that is held, by any court of competent jurisdiction, to be invalid or unenforceable only in part or only in degree will remain in full force and effect to the extent not held invalid or unenforceable.

6.05 Assignment. Neither this Agreement nor any of the rights, interests or obligations of either Party under this Agreement may be assigned or delegated by the Party without the prior written consent of the other Party to this Agreement. This Agreement applies to, is binding in all respects upon and inures to the benefit of each of the Parties and, to the extent permitted by this Section 6.05, the heirs, successor and assigns of a Party.

MEMBERSHIP INTEREST PURCHASE AGREEMENT

6.06 Expenses. Except as expressly provided otherwise in this Agreement, each Party will bear its own respective fees and expenses, including fees of attorneys or other professional advisors, incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

6.07 Injunctive Relief; Specific Performance. Each Party acknowledges and agrees that the other Party would be irreparably harmed by any breach by such Party of, or any failure by such Party to observe, perform, or comply with, the terms, conditions and other provisions of this Agreement, and there would be no adequate remedy at law or in damages to compensate the other Party for any such breach or failure. Accordingly, each Party will have the right (in addition to any other rights and remedies that such Party may have) to obtain from any court of competent jurisdiction injunctive relief to restrain any actual or threatened breach of, or failure to observe, perform or comply with, the terms, conditions or other provisions of this Agreement or otherwise specifically to enforce performance of the obligations of the other Party under the terms, conditions or other provisions of this Agreement.

6.08 Further Assurances. Each Party shall, from time to time, take all appropriate action, and execute and deliver such documents, instruments and writings as are necessary to carry out any of the provisions of this Agreement.

6.09 Counterparts. This Agreement may be executed in any number of counterparts, transmitted by facsimile or email, and by different Parties in separate counterparts, each of which counterparts, when so executed, will be deemed to be an original and all of which counterparts, when taken together, will constitute one and the same agreement.

6.10 Attorney’s Fees. If any legal action or any other proceeding, including arbitration or action for declaratory relief is brought for the interpretation or enforcement of this Agreement, the Prevailing Party shall be entitled to recover reasonable attorney’s fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled. “Prevailing Party” shall include without limitation (a) a party who dismisses an action in exchange for sums allegedly due; (b) the party who receives performance from the other party of an alleged breach or a desired remedy that is substantially equivalent to the relief sought in an action or proceeding; or (c) the party determined to be the prevailing party by an arbitrator or a court of law.

6.11 Governing Law. This Agreement is governed by, and is to be construed and enforced in accordance with, the laws of the State of Delaware, without reference to choice-of-laws or conflict-of-laws principles or rules that would require the application of the laws of another jurisdiction.

6.12 Series LLCs; Separateness; Limitation of Liability. Seller acknowledges that it has been advised that Buyer is a separate series (“Series”) of Arrived Homes, LLC, a Delaware series limited liability company (“Arrived Homes”), and that such Series has been established as provided in Section 18-215 of the Delaware Limited Liability Company Act (“Act”). Pursuant to Section 18-215(c) Act, Series may take title to assets in its name, including and such as the Membership Interests. In addition, as provided in such provision of the Act, the debts, liabilities, and obligations incurred, contracted for, or otherwise existing with respect to the Series shall be enforceable only against the assets of the Series in such capacity and not against the assets of Arrived Homes or any other series thereof. Notwithstanding anything contained in this Agreement, Seller acknowledges, understands, and agrees to such limitation on liability and further agrees that: (i) it shall look solely to the assets of the Series from time to time for the satisfaction of any debt, liability, or obligation arising under or out of the transactions contemplated by this Agreement, (ii) it shall have no recourse to any assets of Arrived Homes or any other series established by Arrived Homes for the satisfaction of any such debts, liabilities, or obligations, and (iii) it hereby waives and relinquishes any right to pursue any assets of Arrived Homes or any other series established by Arrived Homes for the satisfaction of any such debts, liabilities, or obligations.

[Signature page follows]

MEMBERSHIP INTEREST PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties and the Company have executed this Agreement as of the Effective Date.

SELLER:		BUYER:

Arrived Holdings, Inc.		Arrived Homes Series Chaparral,
a Delaware corporation		a series of Arrived Homes, LLC, a Delaware series limited liability company

		By:	Arrived Holdings, Inc.,
a Delaware corporation
		Its:	Manager

By:		By:

Printed Name: __________________________		Printed Name: _________________________
Printed Title: ___________________________		Printed Title: __________________________

COMPANY:

Arrived AR Chaparral, LLC,
an Arkansas limited liability company

By:	Arrived Holdings, Inc.,
a Delaware corporation
Its:	Manager

By:

Printed Name: _________________________
Printed Title: __________________________
(As to Section 4.02 only)

MEMBERSHIP INTEREST PURCHASE AGREEMENT

EXHIBIT A

form first amendment to LLCA

See Attached

MEMBERSHIP INTEREST PURCHASE AGREEMENT

EXHIBIT B

form promissory note

See Attached

MEMBERSHIP INTEREST PURCHASE AGREEMENT